Exhibit 10.21

*** Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) information that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit. ***

SECOND AMENDMENT TO MASTER SERVICES AGREEMENT

THIS SECOND AMENDMENT (“Amendment No. 2”) to the Master Services Agreement – SP-102 is made effective as of June 6, 2023 (“Amendment Effective Date”), by and between Semnur Pharmaceuticals, Inc. (“Semnur”), a Delaware corporation with offices located at 960 San Antonio Road, Suite 100, Palo Alto, CA 94303, and Lifecore Biomedical, LLC (“Lifecore”), a Minnesota limited liability company having its principal place of business at 3515 Lyman Blvd, Chaska, MN 55318 (each of whom is a “Party,” and, together, the “Parties”). Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the MSA (as defined below), unless otherwise expressly provided herein.

WHEREAS, Semnur and Lifecore entered into that certain Master Service Agreement dated January 27, 2017 (the “MSA” or “Agreement”), under which Lifecore has provided specified Development Services and Manufacturing related to Semnur’s Product;

WHEREAS, Semnur and Lifecore entered into that certain Amendment No.1 to the MSA dated April 26, 2018; and

WHEREAS, the Parties desire to renew and extend the term of the MSA, and make such other amendments to the MSA, as agreed below.

NOW THEREFORE, in consideration of the premises and the mutual promises contained herein, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.	Section 2.1 of the Agreement (“Development Services”).

Section 2.1 of the Agreement shall be deleted in its entirety and replaced with the following:

“2.1.1 Semnur retains Lifecore to provide the Development Services described in, and will pay Lifecore the fees set forth on, each Statement of Work in the form attached as Exhibit B (each, a “Statement of Work” or “SOW”). Additional Statements of Work, if any, may be added by one or more sequentially numbered Statements of Work that reference this Agreement and are executed by both Lifecore and Semnur. The terms and conditions of this Agreement will be deemed to be incorporated by reference in each such Statement of Work. This Agreement will take precedence over any contrary or inconsistent terms or conditions appearing in or referred to in any Statement of Work. A Statement of Work in the form attached as Exhibit B will take precedence over any contrary or inconsistent terms and conditions appearing or referred to in any purchase orders or other similar related documents.

2.1.2 Semnur and Lifecore shall each have the right to request reasonable modifications to the Development Services in the relevant Statement of Work by providing written notice thereof to the other party. Upon receipt of such notice, the other party shall respond promptly to any request for changes. Lifecore shall generate a Change Order, and shall submit such Change Order to Semnur for Semnur’s review and approval. A Change Order that has been signed by both parties shall become part of the relevant Statement of Work. Lifecore shall include a written description of any financial or other impact in the Change Order. If Semnur does not approve such Change Order but requests modification to the Change Order, then the parties will use reasonable efforts to agree on a Change Order that is mutually acceptable. If practicable and requested by Semnur, Lifecore will continue to work on the Development Services agreed to in the existing Statement of Work during such negotiations, but will not commence work in accordance with the Change Order until the Change Order is signed by both parties. No Change Order will be effective unless and until it has been signed by an authorized representative of each party. The signed Change Order will be implemented as soon as it is commercially practical to do so in a good faith effort to meet the development and manufacturing timelines as set forth and accepted in the Statement of Work (as they may be modified by the Change Order).”

2.	Section 2.6.1 of the Agreement.

The penultimate sentence of Section 2.6.1 of the Agreement, which reads, “Any dispute relating to such expert’s determination may be resolved as set forth in Section19 (Disputes),” shall be amended by replacing the term, “Section 19 (Disputes),” with “Section 20 (Governing Law and Venue) and Section 21 (Waiver of Jury Trial),” as amended by this Amendment No. 2.

3.	Section 3.1 of the Agreement (“Prices – Development Services and CTM Manufacturing”).

Section 3.1 of the Agreement shall be deleted in its entirety and replaced with the following:

“3.1 Prices – Development Services. The Prices and Payments Schedule for Development and Manufacturing Services are set forth in each Statement of Work. All Prices exclude: (i) federal, state or local sales, use or similar taxes which are properly attributable to the Development Services and which will be separately stated where Lifecore has the legal obligation to collect the taxes or fees; and (ii) all expenses related to shipping, insurance, handling, storage, and customs duties and fees, if separately stated, which will be borne by Semnur.”

4.	Section 3.2 of the Agreement (“Invoicing”).

Section 3.2 of the Agreement shall be deleted in its entirety and replaced with the following:

“3.2 Invoicing. Unless otherwise agreed by the parties in a Statement of Work and subject to Section 7, Lifecore will invoice Semnur (a) 50% of the value of each Statement of Work prior to commencing work on such Statement of Work and (b) the remainder of the value of each individual Development Service set forth in such Statement of Work upon completion of such Development Service.”

5.	Section 3.3 of the Agreement (“Payment”).

Section 3.3 of the Agreement shall be deleted in its entirety and replaced with the following:

“3.3 Payment. Semnur will pay all undisputed invoices under this Agreement in full to Lifecore within thirty (30) days of the date of the invoice issued by Lifecore.”

6.	Section 3.4 of the Agreement (“Additional Payment Security”).

Section 3.4 of the Agreement shall be deleted in its entirety and replaced with the following:

“3.4 Additional Payment Security. Undisputed invoices that are not paid in full when due will bear interest at the rate of one and one-half percent (1.5%) per month or the maximum allowed by law, whichever is less. In addition, if Semnur fails to pay any amounts due to Lifecore within the time provided herein, then following a notice period of forty-five (45) days during which period payment is still not made, Lifecore may cease providing the Development Services or decline to make further deliveries under this Agreement until such time as Semnur’s payments are current and may thereafter condition performance or acceptance and delivery of future orders on receipt of cash, a letter of credit or other security satisfactory to Lifecore, in its sole discretion. This requirement will not release Semnur from any previous obligation.”

7.	Section 3.5 of the Agreement (“Purchase Orders”).

Section 3.5 of the Agreement is to be added and shall read as follows:

“3.5 Purchase Orders. Semnur will provide a purchase order for reference when invoicing to Lifecore, prior to Lifecore starting work on an SOW.”

8.	Section 4 of the Agreement (“Shipment”).

Section 4 of the Agreement shall be amended by replacing the term, “Incoterms 2010,” with the term, “Incoterms 2020.”

9.	Section 5.5 of the Agreement (“Semnur Representations and Warranties”).

Section 5.5 of the Agreement is to be added and shall read as follows:

“5.5 Semnur Representations and Warranties. Semnur represents and warrants to Lifecore that (a) it has the necessary corporate power and authority to enter into and perform this Agreement, (b) Semnur’s execution and performance of this Agreement do not violate the terms of any contract or agreement to which Semnur is a party or by which any of its assets is bound, (c) Semnur will perform its duties and obligations set forth in this Agreement (including each Exhibit hereto and specifically including, without limitation, those duties and obligations designated as a Semnur responsibility under the Master Quality Agreement) in a competent, diligent and professional manner, in accordance with this Agreement and generally accepted industry standards, (d) Semnur has, or shall have at the time of supply to Lifecore, proper title to or license of the Semnur Supplies and Semnur Equipment, and the Semnur Supplied Materials shall be suitable for their intended purposes contemplated in this Agreement, and (e) the use of the Semnur Supplied Materials by Lifecore under this Agreement does not and will not violate any intellectual property right of a third party or any Applicable Law (including but not limited to those laws related to cGMP, labor, health, safety and maintenance).”

10.	Section 6.3 of the Agreement (“Semnur Indemnity”).

Section 6.3 of the Agreement shall be deleted in its entirety and replaced with the following:

“6.3 Semnur Indemnity. Semnur will defend, indemnify and hold Lifecore, its Affiliates, and each of their directors, managers, governors, officers, employees, members, and agents (the “Lifecore Indemnitees”) harmless from any and all claims, liabilities, judgments, losses, damages, costs, and expenses (including reasonable attorneys’ fees) incurred by or asserted against any Lifecore Indemnitee, by any third party, as a result of any injury, illness, death, property damage or any other loss or damage to the extent arising from (a) Semnur’s material breach of the representations and warranties contained in Section 5.5, (b) the gross negligence or willful misconduct of Semnur or any Semnur Indemnitee in performing this Agreement, (c) the design of the Product Specifications or the development, purchase, storage, handling, distribution, testing or use of the Product by Semnur or any of its Affiliates (excluding, for the avoidance of doubt, Lifecore), or (d) materials supplied by Semnur. Lifecore shall give Semnur written notice of any such claim, action, suit or proceeding promptly upon Lifecore’s receipt of notice thereof and tender exclusive control of the defense to Semnur (subject to the last sentence of this paragraph); provided that failure to give prompt notice shall not relieve Semnur from any indemnification obligations hereunder except to the extent Semnur is prejudiced by failure to give such prompt notice. Lifecore shall have the right to retain its own counsel, at its own expense. Lifecore shall reasonably cooperate with Semnur, at Semnur’s expense, in defending or otherwise resolving any such claims, actions, suits and proceedings. Semnur will not settle or compromise any such claim, suit, action or proceeding without the prior written consent of Lifecore, which consent may not be unreasonably withheld, conditioned or delayed.”

11.	Section 6.6 of the Agreement (“Limitations of Indemnification and Liability”).

Section 6.6 of the Agreement will be deleted in its entirety and replaced with the following:

“6.6.1 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY LOSS OF USE, BUSINESS, REVENUE OR PROFIT OR LOSS OF DATA OR DIMINUTION IN VALUE, OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

6.6.2 EACH PARTY’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WILL BE LIMITED TO AND WILL NOT EXCEED THE PRICE (AS SET FORTH IN THE APPLICABLE STATEMENT OF WORK) OF THE BATCH GIVING RISE TO SUCH LIABILITY; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION WILL NOT APPLY IN THE EVENT OF SUCH PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH ITS PERFORMANCE UNDER THIS AGREEMENT OR IN THE EVENT SUCH PARTY (A) BREACHES ANY OF ITS CONFIDENTIALITY OBLIGATIONS SET FORTH IN THIS AGREEMENT OR (B) INFRINGES ANY INTELLECTUAL PROPERTY RIGHTS.”

12.	Section 7.1 of the Agreement (“Term; Renewal”).

Section 7.1 of the Agreement shall be deleted in its entirety and replaced with the following language:

“The term of this Agreement shall continue until December 31, 2028, unless terminated earlier in accordance with this Agreement, or unless renewed further by the Parties.”

13.	Section 7.5.2 of the Agreement.

Section 7.5.2 of the Agreement shall be deleted in its entirety and replaced with the following:

“7.5.2 Termination or expiration of this Agreement will not relieve and release either party from its obligations to make any other payment which may be then owing to the other party under the terms of this Agreement or from any other liability which either may have to the other as of the date of termination or expiration and arising out of this Agreement or breach of this Agreement. Without limiting the generality of the foregoing, following termination or expiration in accordance with this Section 7, Lifecore will invoice Semnur for any Development Services (together with any fees and expenses associated therewith) provided by Lifecore to Semnur as of the effective date of termination or expiration and Semnur will pay such invoice in accordance with Section 3.3 hereof; provided, that, any Development Services that are partially complete as of the effective date of termination or expiration will be invoiced on a pro-rata basis, as determined by Lifecore in its sole discretion based on the status of the Development Service. The non-breaching party agrees to take all reasonable steps to mitigate out-of- pocket expenses incurred in connection therewith.”

14.	Section 11 of the Agreement (“Infringement”).

Section 11 of the Agreement shall be deleted in its entirety and replaced with the following:

“11.1 Semnur warrants that, to its knowledge, the design of the Product and the Product Specifications, the Manufacturing by Lifecore of the Product and the sale of the Product as it exists on the Agreement Date in accordance with this Agreement does not infringe any patent or other intellectual property right of another Person. In the event an intellectual property infringement claim is commenced or threatened by a third party against Lifecore or Semnur involving the Product in the United States or any other country (“Infringement Claim”), Lifecore or Semnur, as the case may be, will promptly notify the other party of such Infringement Claim.

11.2 Semnur will indemnify and hold Lifecore harmless from any and all losses, damages, costs and expenses (including reasonable attorneys’ fees) incurred by or asserted against any Lifecore Indemnitee arising from an Infringement Claim relating to the design of the Product or the Product Specifications and the Manufacturing by Lifecore of the Product and Semnur’s sale, distribution, import, marketing, or use of the Product, except to the extent that such Infringement Claim arises out of or in connection with or is caused by Lifecore’s material breach of the representations and warranties set forth in Section 5.1 above, in which event the provisions of Section 6.1 will apply (subject to the limitations set forth in Section 6). Lifecore will reasonably and promptly cooperate with Semnur in defending or otherwise resolving any such claims, actions, suits and proceedings.”

15.	Section 13 of the Agreement (“Notices”).

The contact information for Semnur and Lifecore in Section 13 of the Agreement shall be deleted in its entirety and replaced with the following:

“If to Semnur: [ …***…]”

and

“If to Lifecore: [ …***…]”

16.	Section 20 of the Agreement (“Applicable Law”).

Section 20 of the Agreement will be deleted in its entirety and replaced with the following:

“20 Governing Law and Venue. This Agreement and all related documents (including all exhibits and Statements of Work) are governed by, and shall be construed in accordance with, the laws of the State of Delaware, U.S.A., without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware. Each of the parties hereto irrevocably submits and consents to the exclusive jurisdiction of (a) the Chancery Court of the State of Delaware and (b) the United States District Court for Delaware (the “Delaware Courts”), for the purposes of any suit, action or other proceeding arising out of this Agreement or any related document (including all exhibits and Statements of Work) or to prevent irreparable harm resulting from the breach of any term or provision of this Agreement or any related document (including all exhibits and Statements of Work).”

17.	Section 21 of the Agreement (“Alternative Dispute Resolution”).

Section 21 of the Agreement shall be deleted in its entirety and replaced with the following:

“21 Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any related document (including all exhibits and Statements of Work) in the Delaware Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY RELATED DOCUMENT (INCLUDING ANY EXHIBIT OR STATEMENT OF WORK).”

18.	Exhibit B of the Agreement (“Statement of Work, Price and Payment Schedule”).

Exhibit B of the Agreement shall be deleted in its entirety and replaced with the attached Exhibit B.

19.

This Amendment No. 2 supersedes all prior discussions and agreements, oral or written, related to the subject of Amendment No. 2. The MSA will remain in full force and effect, as specifically amended by this Amendment No. 2. In the event that a conflict exists between this Amendment No. 2 and the MSA, the terms of this Amendment No. 2 will control.

20.

This Amendment No. 2 may be executed in one or more counterparts, each of which shall constitute an original but all of which shall be but one and the same agreement. This Amendment No. 2 may be executed and delivered electronically (including via DocuSign, Adobe or Portable Document Format (.pdf)), each of which will be valid, binding and deemed an original, and all of which, taken together, will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 2 to be executed and entered into by a duly authorized individual on behalf of each requisite Party.

SEMNUR PHARMACEUTICALS, INC.		LIFECORE BIOMEDICAL, LLC

By:	/s/ Suketu Desai	By:	/s/ Richard D. Sitarz

Name:	Suketu Desai	Name:	Richard D. Sitarz

Title:	Chief Technical Officer and Senior Vice President	Title:	Vice President of New Business Development

Date:	June 9, 2023	Date:	June 6, 2023

By:	/s/ Jaisim Shah

Name:	Jaisim Shah

Title:	Chief Executive Officer and President

Date:	June 9, 2023